As filed with the Securities and Exchange Commission on March 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Olink Holding AB (publ)

(Exact name of registrant as specified in its charter)

Sweden	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Uppsala Science Park

SE-751 83

Uppsala, Sweden

Tel: +46 (0) 18 – 444 39 70

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Incentive Award Plan

(Full title of the plan)

Olink Proteomics Inc.

2711 Centerville Road, Ste 400

Wilmington, Delaware 19808

Tel: (617) 393-3933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kristopher D. Brown

Stephanie A. Richards

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Shares, quota value approx. SEK 2.431906612 per share	1,085,900	$20.00	$21,718,000.00	$2,369.44
Total	1,085,900	$20.00	$21,718,000.00	$2,369.44

(1)	These common shares of Olink Holding AB (publ) (the “Registrant”), quota value approx. SEK 2.431906612 per share (the “Common Shares”), being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”). Each ADS represents one Common Share. ADSs issuable upon deposit of the Common Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-254427).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional common shares that become issuable under the Registrant’s 2021 Incentive Award Plan by reason of any dividend, share split or other similar transaction.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $20.00, the initial public offering price per share of the Registrant’s Common Shares in its initial public offering.
(4)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to participants will also indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Registration Statement on Form F-1 (File No. 333-253818), originally filed with the Commission on March 3, 2021 (the “Form F-1”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as amended, which contains the audited financial statements of the Registrant for the years ended December 31, 2019 and 2020.

(b)	The Registrant’s prospectus relating to the Form F-1, filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(c)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement Form 8-A (File No. 001-40277), filed with the Commission on March 22, 2021 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or supplements filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the terms of the Swedish Companies Act, owners of the company (such as the Registrant) may determine, at a general meeting of the company, not to pursue an action against a director or the chief executive officer of a company with respect to liability for damages to the company. In addition, the Registrant may enter into indemnification arrangements with directors and officers regarding expenses and damages.

The Registrant also maintains directors and officer’s insurance to insure such persons against certain liabilities incurred based on their capacity as a director or an officer of the Registrant. The insurance covers economic loss including personal liability related to claims regarding an alleged act or failure to act in the individual’s capacity as a director or officer of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Articles of Association, as amended (English translation).
4.2(2)	Form of Deposit Agreement.
4.3(3)	Form of American Depositary Receipt.
5.1	Opinion of Advokatfirman Delphi KB, Swedish counsel to the Registrant, with respect to the legality of the Common Shares being registered (filed herewith).
23.1	Consent of Öhrlings PricewaterhouseCoopers AB, independent registered public accounting firm for the Registrant (filed herewith).
23.2	Consent of Advokatfirman Delphi KB, Swedish counsel to the Registrant (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on signature page to this Registration Statement).
99.1(3)	2021 Incentive Award Plan.

(1)	Filed as Exhibit 3.1 to the Form F-1 and incorporated herein by reference.
(2)	Filed as Exhibit 4.2 to the Form F-1 and incorporated herein by reference.
(3)	Filed as Exhibit 10.5 to the Form F-1 and incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uppsala, Sweden on March 29, 2021.

olink holding AB (publ)

By:	/s/ Jon Heimer
Jon Heimer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jon Heimer and Oskar Hjelm, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign for him or her and in his or her name in the capacity indicated below the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Olink Holding AB (publ), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, and hereby ratifying and confirming all that any said attorney-in fact and agent, or any substitute or substitutes of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2021.

Name	Title

/s/ Jon Heimer	Chief Executive Officer and Director
Jon Heimer	(Principal Executive Officer)

/s/ Oskar Hjelm	Chief Financial Officer
Oskar Hjelm	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jon Hindar	Chairman of the Board of Directors
Jon Hindar

/s/ Solange Glaize	Director
Solange Glaize

/s/ Johan Lund, PhD	Director
Johan Lund, PhD

/s/ Tina S. Nova, PhD	Director
Tina S. Nova, PhD

/s/ Nicolas Roelofs, PhD	Director
Nicolas Roelofs, PhD

/s/ Gustavo Salem	Director
Gustavo Salem

/s/ Tommi Unkuri	Director
Tommi Unkuri

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on March 29, 2021.

By: /s/ Bill Campbell	Authorized Representative in the United States
Olink Proteomics Inc. Name: Bill Campbell
Title: Chief Executive Officer and President